Consent of Independent Accountants

We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 2 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 18, 1996, relating to the statement of assets and liabilities of Vista Select Balanced Fund, Vista Select Equity Income Fund, Vista Select Large Cap Equity Fund, Vista Select Large Cap Growth Fund, Vista Select New Growth Opportunities Fund, Vista Select Small Cap Value Fund, Vista Select International Equity Fund, Vista Select Short Term Bond Fund, Vista Select Intermediate Bond Fund and Vista Select Bond Fund (constituting Mutual Fund Select Group) which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information.


PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, New York 10036
December 18, 1996